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                                                                       EXHIBIT 5


                                December 19, 2000

(949) 451-3800                                                     C 22453-00007

Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California 92612

         Re: Registration Statement on Form S-8 for Stock Option Plan and Agreement with J. Michael Jenkins and for Diedrich Coffee, Inc. 2000 Equity Incentive Plan

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Diedrich Coffee, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance under the Stock Option Plan and Agreement with J. Michael Jenkins (the "Jenkins Plan") and of 750,000 shares of Common Stock reserved for issuance under the Diedrich Coffee, Inc. 2000 Equity Incentive Plan (the "2000 Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing, and assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, we are of the opinion that the shares of Common Stock being offered under the Jenkins Plan, when issued and paid for in accordance with the provisions of the Jenkins Plan, will be validly issued, fully paid and nonassessable, and that the shares of Common Stock being offered under the 2000 Plan, when issued and paid for in accordance with the provisions of the 2000 Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.


                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP

                                        GIBSON, DUNN & CRUTCHER LLP